FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



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                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

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   WASHINGTON, D.C.                                                   DRESDEN
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                                                                       TAIPEI
                              WRITER'S DIRECT LINE



                                November 15, 1995





   Reynolds Funds, Inc.
   Wood Island, Third Floor
   80 East Sir Francis Drake Boulevard
   Larkspur, California  94939

   Gentlemen:

             We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A and amendments thereto relating to the sale by you of an indefinite amount of Reynolds Funds, Inc. Common Stock, $.01 par value (such Common Stock being hereinafter referred to as the "Stock"), in the manner set forth in the Registration Statement. In this connection, we have examined: (a) the Registration Statement on Form N-1A and all amendments thereto; (b) the Rule 24f-2 Notice for each of Reynolds Blue Chip Growth Fund, Reynolds Money Market Fund, Reynolds U.S. Government Bond Fund and Reynolds Opportunity Fund series of Reynolds Funds, Inc. dated November 15, 1995;
   (c) corporate proceedings relative to the authorization for issuance of shares of the Stock; and (d) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that the shares of Stock sold in the fiscal year ended September 30, 1995 in reliance upon registration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and in the manner set forth in the Registration Statement were legally issued, fully paid and nonassessable. We have not examined the stock register books of the Reynolds Blue Chip Growth Fund, Reynolds Money Market Fund, Reynolds U.S. Government Bond Fund and Reynolds Opportunity Fund series of Reynolds Funds, Inc. In opining that the shares of Stock sold in the fiscal year ended September 30, 1995 were fully paid, we have relied upon a certificate of an officer of Reynolds Funds, Inc. as to the consideration received for such shares.

             We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice for Reynolds Funds, Inc. for its fiscal year ended September 30, 1995. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER